November 29, 2023
Dear fellow Silver Star Properties REIT, Inc. Stockholders:
I write to you on behalf of the Executive Committee of the Board of Directors of the Company. As we navigate through this critical time for the Company, I am pleased to inform you about our pursuit of a Consent in Lieu of Annual Meeting and provide you with an update on recent developments that directly impact our shared interests.
In light of the ongoing efforts led by the Executive Committee—Gerald Haddock, Jack Tompkins, and Jim Still—to address critical operational challenges and ensure the long-term value of our investments, we have made the decision to pursue a Consent in Lieu of an Annual Meeting, which will allow us to swiftly obtain stockholder approval of the various proposals that would ordinarily come before an annual meeting of stockholders without the distraction and cost of convening an annual meeting. This approach is in line with our commitment to expedite actions necessary for the betterment of the Company and you, our stockholders.
In our recently issued press release, the Executive Committee outlined a series of proactive steps taken to address challenges and position the company for future success. Some key highlights include:
1.Operational Challenges Identified and Addressed: The directors making up the Executive Committee identified and promptly addressed concerns such as executive turnover, liquidity constraints, SEC filing delays, cash shortages, misallocation of resources, and a lack of engagement from the former CEO, Allen Hartman.
2.Strategic Realignment: A strategic realignment of the management structure was initiated, focusing on the Company management culture and the sale of legacy commercial real estate assets and a shift towards self storage assets and other opportunistic assets. This move is supported by a comprehensive review and approval of expected value realizations to avoid a fire sale and utilizing Section 1031 exchanges to preserve value.
3.Legal Challenges Mitigated: The Company mitigated the legal challenges created by Allen Hartman and his affiliates, including improper lis pendens and a lawsuit claiming an improper interest in the Company’s properties which prompted the strategic filing of a Chapter 11 bankruptcy action involving one of our subsidiaries to protect the company's interests. Despite these challenges, Silver Star anticipates our subsidiary’s successful exit from the bankruptcy process and refinance of the SASB Loan, ensuring substantial liquid capital for reinvestment.
4.Future Investment Strategy: The Company is strategically positioned to capitalize on opportunities within the self storage asset class and other opportunistic assets. The Executive Committee's expertise will guide the Company in broadening its investment mandate, focusing on opportunities for future real estate investments with favorable returns and growth potential.
In the coming days, you will receive detailed proxy materials related to the Consent in Lieu of Annual Meeting. We urge you to execute and return your consent in order to re-elect our incumbent Executive Committee Directors—Gerald Haddock, Jack Tompkins, and Jim Still—and to approve our other recommended actions. Your active participation and support are crucial as we continue to navigate these transformative initiatives.
We appreciate your ongoing commitment to Silver Star Properties REIT, Inc. Rest assured, the Executive Committee is dedicated to acting in the best interests of all stockholders, and these strategic measures are designed to fortify the company for sustained success. Thank you for your continued trust and confidence.
If you have any questions or need any assistance with your consent, please contact Okapi Partners, at (855) 208-8903.
Sincerely,

/s/ Gerald Haddock

Gerald Haddock
Executive Chairman
Silver Star Properties REIT, Inc.

Forward-Looking Statements

This letter contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “anticipate,” “estimate,” “expect,” “intend,” “may,” “should” and similar expressions, and variations or negatives of these words. They are not guarantees of future results and forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including those described in greater detail in our filings with the SEC, particularly those described in our most recent Annual Report on Form 10-K, which was filed with the SEC on May 26, 2023 (“Annual Report”) and Quarterly Reports on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s other filings with the SEC for a more complete discussion of risks and other factors that could affect any forward-looking statement. The statements made herein speak only as of the date of this Current Report on Form 8-K and except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements.

Additional Information and Where to Find It

The Company has filed with the SEC a definitive proxy statement on Schedule 14A on November 29, 2023, containing relevant documents with respect to its solicitation of proxies for the Company’s stockholder consent in lieu of annual meeting for the 2023 fiscal year (the “2023 Consent Solicitation”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company website at www.silverstarreit.com.

Participants

The Company, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by the Company in connection with matters to be considered in connection with the 2023 Consent Solicitation. Information about the Company’s executive officers and directors, including information regarding the direct and indirect interests, by security holdings or otherwise, is available in the Company’s preliminary proxy statement for the 2023 Consent Solicitation. To the extent holdings of The Company securities reported in the definitive proxy statement for the 2023 Consent Solicitation have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.